Exhibit 99.1

EV Energy Partners Announces First Quarter 2017 Results and Borrowing Base Reduction

HOUSTON, May 10, 2017 /PRNewswire/ -- EV Energy Partners, L.P. (NASDAQ: EVEP) today announced results for the first quarter of 2017 and the filing of its Form 10-Q with the Securities and Exchange Commission. In addition, EVEP announced its borrowing base has been reduced from $450 million to $375 million during its semi-annual borrowing base review.

First Quarter 2017 Results

For the first quarter of 2017, EVEP reported a net loss of $50.8 million, or $ (1.01) per basic and diluted weighted average limited partner unit outstanding compared to a net loss of $165.7 million, or $(3.31) per basic and diluted weighted average limited partner unit outstanding for the fourth quarter of 2016. Included in net loss were the following items:

•	$49.6 million of impairment charges primarily related to the write-down of certain oil and natural gas properties due to the effects of commodity prices on expected future net cash flows,

•	$16.7 million of non-cash gains on commodity and interest rate derivatives, and

•	$1.2 million of non-cash costs contained in general and administrative expenses.

For the first quarter of 2016, EVEP reported a net loss of $29.0 million, or $(0.58) per basic and diluted weighted average limited partner unit outstanding.

Production for the first quarter of 2017 was 10.4 Bcf of natural gas, 335 Mbbls of oil and 512 Mbbls of natural gas liquids, or 171.6 million cubic feet equivalent per day (Mmcfe/day). This represents a 15 percent decrease from first quarter 2016 production of 201.4 Mmcfe/d and a 1 percent decrease from fourth quarter 2016 production of 173.6 Mmcfe/day. The decreases were primarily due to significantly lower drilling activity in 2016 and the divestiture of producing properties completed on December 1, 2016, partially offset by the addition of Karnes County, TX, producing properties acquired on January 31, 2017.

Adjusted EBITDAX for the first quarter of 2017 was $22.0 million, a 9 percent increase over the first quarter of 2016 and a 23 percent decrease from the fourth quarter of 2016. Distributable Cash Flow for the first quarter of 2017 was $3.9 million, an increase over the first quarter of 2016 and a 50 percent decrease from the fourth quarter of 2016. The increases in Adjusted EBITDAX and Distributable Cash Flow over the first quarter of 2016 were primarily attributable to higher realized oil, natural gas and natural gas liquids prices, lower operating expenses, and lower cash general and administrative expenses, primarily offset by realized hedge losses and lower natural gas and natural gas liquids production. The decreases in Adjusted EBITDAX and Distributable Cash Flow from the fourth quarter of 2016 were primarily due to realized hedge losses, partially offset by higher realized oil, natural gas and natural gas liquids prices and lower cash general and administrative expenses. Adjusted EBITDAX and Distributable Cash Flow are Non-GAAP financial measures and are described in the attached table under “Non-GAAP Measures.”

Credit Facility and Liquidity Update

As of March 31, 2017, EVEP had total debt of $612 million, which includes $343 million in outstanding Senior Notes due 2019. Effective May 8, 2017 the borrowing base under the credit facility was reduced from $450 million to $375 million. Liquidity from borrowing base capacity and cash on hand is currently over $100 million. EVEP’s next semi-annual borrowing base redetermination is scheduled for October 2017. For more information regarding EVEP’s debt and liquidity, please review EVEP’s Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission.

“First quarter results were in-line with guidance, and we expect to maintain production levels for the remainder of the year as our capital spending ramps up. We were happy to close the Karnes County acquisition during the first quarter and are pleased with the initial well results. Given the undeveloped nature of the Karnes County properties relative to the Barnett properties we sold in December and the reduction in bank lender future commodity price assumptions, we expected our borrowing base to decline. However, we still have over $100 million of liquidity, which we believe is sufficient to meet our near-term capital needs," said Michael Mercer, President and CEO.

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available on our first quarter 2017 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP website at http://www.evenergypartners.com.

Conference Call

As announced on April 19, 2017, EV Energy Partners, L.P. will host an investor conference call on May 10, 2017, at 9 a.m. Eastern Time (8 a.m. Central). Investors interested in participating in the call may dial 1-888-811-5421 (quote conference ID 1577305) at least 5 minutes prior to the start time, or may listen live over the Internet through the Investor Relations section of the EVEP website at http://www.evenergypartners.com.

EV Energy Partners, L.P. is a master limited partnership engaged in acquiring, producing and developing oil and natural gas properties. More information about EVEP is available on the Internet at http://www.evenergypartners.com.

(code #: EVEP/G)

Forward Looking Statements

This press release may include statements that are not historical facts which are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include information about future plans, liquidity, our reserve quantities and the present value of our reserves, estimates of maintenance capital and production amounts, and other statements which include words such as "anticipates," "plans," "projects," "expects," "intends," "believes," "should," and similar expressions of forward-looking information. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of EVEP. These statements are based on certain assumptions made by EVEP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.  Actual results may differ materially from those contained in the press release. Such risks and uncertainties include, but are not limited to, changes in commodity prices, changes in reserve estimates, requirements and actions of purchasers of properties, exploration and development activities, the availability and cost of financing, the returns on our capital investments and acquisition strategies, the availability of sufficient cash flow to pay distributions and execute our business plan and general economic conditions. Additional information on risks and uncertainties that could affect our business prospects and performance are provided in the most recent reports of EVEP with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended March 31,
	2017	2016
Production data:
Oil (Mbbls)	335	317
Natural gas liquids (Mbbls)	512	602
Natural gas (Mmcf)	10,366	12,818
Net production (Mmcfe)	15,447	18,331
Average sales price per unit: (1)
Oil (Bbl)	$47.06	$29.12
Natural gas liquids (Bbl)	20.93	12.22
Natural gas (Mcf)	2.88	1.65
Mcfe	3.65	2.06
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.55	$1.58
Production taxes	0.18	0.09
Total	1.73	1.67
Depreciation, depletion and amortization	1.75	1.54
General and administrative expenses	0.43	0.46

(1) Prior to $2.5 million on net hedge losses and $19.8 million of net hedge gains on settlements of commodity derivatives for the three months ended March 31, 2017 and 2016, respectively.

Condensed Consolidated Balance Sheets
(In $ thousands, except number of units)
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS

Current assets:
Cash and cash equivalents	$8,785	$5,557
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	47,125	39,629
Related party	1,219	745
Other	2,194	2,451
Derivative asset	100	201
Other current assets	3,782	3,718
Total current assets	63,205	52,301

Oil and natural gas properties, net of accumulated
depreciation, depletion and amortization; March 31,
2017, $1,128,064; December 31, 2016, $1,051,600	1,456,144	1,497,211
Other property, net of accumulated depreciation
and amortization; March 31, 2017, $1,010;
December 31, 2016, $1,002	988	996
Assets held for sale	25,094	-
Restricted cash	-	52,076
Long–term derivative asset	319	-
Other assets	3,983	4,186
Total assets	$1,549,733	$1,606,770

LIABILITIES AND OWNERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities:
Third party	$40,123	$31,700
Related party	-	5,797
Derivative liability	6,107	21,679
Total current liabilities	46,230	59,176

Asset retirement obligations	157,770	180,241
Long–term debt, net	612,095	606,948
Long–term derivative liability	-	955
Liabilities related to assets held for sale	23,835	-
Other long–term liabilities	1,042	1,043

Commitments and contingencies

Owners’ equity:
Common unitholders - 49,368,869 units and
49,055,214 units issued and outstanding as of
March 31, 2017 and December 31, 2016, respectively	727,505	776,158
General partner interest	(18,744)	(17,751)
Total owners' equity	708,761	758,407
Total liabilities and owners' equity	$1,549,733	$1,606,770

Condensed Consolidated Statements of Operations
(In $ thousands, except per unit data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Oil, natural gas and natural gas liquids revenues	$56,319	$37,739
Transportation and marketing–related revenues	668	511
Total revenues	56,987	38,250

Operating costs and expenses:
Lease operating expenses	23,939	28,915
Cost of purchased natural gas	480	336
Dry hole and exploration costs	(20)	130
Production taxes	2,759	1,671
Accretion expense on obligations	1,999	2,040
Depreciation, depletion and amortization	26,980	28,205
General and administrative expenses	6,696	8,378
Impairment of oil and natural gas properties	49,587	687
Gain on settlement of contract	-	(3,185)
Gain on sales of oil and natural gas properties	(26)	-
Total operating costs and expenses	112,394	67,177

Operating loss	(55,407)	(28,927)

Other income (expense), net:
Gain on derivatives, net	14,229	9,834
Interest expense	(9,974)	(10,821)
Other income, net	358	755
Total other income (expense), net	4,613	(232)

Loss before income taxes	(50,794)	(29,159)
Income taxes	(37)	159
Net loss	$(50,831)	$(29,000)

Basic and diluted earnings per limited partner unit:
Net loss	$(1.01)	$(0.58)

Weighted average limited partner units outstanding (basic and diluted)	49,320	49,027

Condensed Consolidated Statements of Cash Flows
(In $ thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(50,831)	$(29,000)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Amortization of volumetric production payment liability	-	(1,020)
Accretion expense on obligations	1,999	2,040
Depreciation, depletion and amortization	26,980	28,205
Equity–based compensation cost	1,185	1,600
Impairment of oil and natural gas properties	49,587	687
Gain on derivatives, net	(14,229)	(9,834)
Cash settlements of matured derivative contracts	(2,517)	18,350
Other	292	413
Changes in operating assets and liabilities:
Accounts receivable	(5,437)	10,909
Other current assets	(64)	(178)
Accounts payable and accrued liabilities	(1,464)	3,520
Income taxes	-	(11,318)
Other, net	29	(138)
Net cash flows provided by operating activities	5,530	14,236

Cash flows from investing activities:
Acquisition of oil and natural gas properties	(58,651)	-
Additions to oil and natural gas properties	(730)	(7,828)
Proceeds from sale of oil and natural gas properties	-	2,420
Cash settlements from acquired derivative contracts	-	1,475
Restricted cash	52,076	-
Other	3	18
Net cash flows used in investing activities	(7,302)	(3,915)

Cash flows from financing activities:
Repayment of long-term debt borrowings	(5,000)	(28,000)
Long-term debt borrowings	10,000	5,000
Distributions paid	-	(3,868)
Net cash flows provided by (used in) financing activities	5,000	(26,868)

Increase (decrease) in cash and cash equivalents	3,228	(16,547)
Cash and cash equivalents – beginning of period	5,557	20,415
Cash and cash equivalents – end of period	$8,785	$3,868

Non GAAP Measures

We define Adjusted EBITDAX as net loss plus income taxes, interest expense, net, depreciation, depletion and amortization, accretion expense on obligations, amortization of volumetric production payment (VPP), (gain) loss on derivatives, net, cash settlements of matured commodity derivative contracts, non-cash equity-based compensation, impairment of oil and natural gas properties, non-cash inventory adjustment, dry hole and exploration costs, gain on sales of oil and natural gas properties, gain on settlement of contract, and Other income, net. Distributable Cash Flow is defined as Adjusted EBITDAX less cash interest expense, net, realized losses on interest rate swaps, and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and statistics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. We believe these financial measures may indicate to investors whether or not we are generating cash flow at a level that can sustain or support quarterly distributions. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that affect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Loss to Adjusted EBITDAX and Distributable Cash Flow
(In $ thousands)
(Unaudited)

	Three Months Ended
	Mar 31, 2017	Mar 31, 2016	Dec 31, 2016

Net loss	$(50,831)	$(29,000)	$(165,672)

Add:
Income taxes	37	(159)	(596)
Interest expense, net	9,974	10,816	9,932
Depreciation, depletion and amortization	26,980	28,205	27,679
Accretion expense on obligations	1,999	2,040	2,079
Amortization of VPP	-	(1,020)	(1,038)
(Gain) loss on derivatives, net	(14,229)	(9,834)	18,758
Cash settlements of matured commodity derivative contracts	(2,454)	19,825	8,765
Non-cash equity-based compensation	1,185	1,600	1,758
Impairment of oil and natural gas properties	49,587	687	127,889
Non-cash inventory adjustment	-	123	(422)
Dry hole and exploration costs	(20)	130	(544)
Gain on sales of oil and natural gas properties	(26)	-	(69)
Gain on settlement of contract	-	(3,185)	-
Other income, net	(197)	-	-
Adjusted EBITDAX	$22,005	$20,228	$28,519

Less:
Cash interest expense, net	9,500	10,399	9,609
Realized losses on interest rate swaps	63	-	-
Estimated maintenance capital expenditures (1)	8,500	11,000	11,000
Distributable Cash Flow	$3,942	$(1,171)	$7,910

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long-term and the operating capacity of our other assets over the long-term.

Total Current Hedge Position

		Swap	Swap	Collar	Collar	Collar
Period	Index	Volume	Price	Volume	Floor	Ceiling
Natural Gas (Mmmbtus)
Apr - Dec 2017	NYMEX	24,750	$3.07	8,250	$2.75	$3.27
Jan - Mar 2018	NYMEX	4,500	$3.46

Crude (Mbbls)
Apr - Dec 2017	WTI	275	$52.85

Ethane (Mbbls)
Apr - Dec 2017	Mt Belvieu	385.0	$11.66

Propane (Mbbls)
Apr - Dec 2017	Mt Belvieu	192.5	$25.10

		Notional Amount	Fixed Rate
Interest Rate Swap Agreements		($ mill)
Apr - Dec 2017		100	1.039%
Jan 2018 - Sep 2020		100	1.795%

EV Energy Partners, L.P., Houston

Nicholas Bobrowski

713-651-1144

http://www.evenergypartners.com